Exhibit 99.1

Moatable Declares Special Cash Dividend of US$0.6057 per ADS and Ex-Dividend Date

PHOENIX, March 5, 2025 /PRNewswire/ -- Moatable, Inc. (OTC Pink: MTBLY) ("Moatable" or the "Company"), an operator of several US-based SaaS businesses, today announced that its Board of Directors has declared a special cash dividend (the “Special Dividend”). The Special Dividend will be paid from the Company’s current cash position.

The Special Dividend is expected to be paid on or about March 27, 2025 to all holders of Moatable’s ordinary shares (including those in the form of American Depositary Shares ("ADSs"), each one (1) ADS currently representing 45 Class A ordinary shares) of record as of 5:00 p.m. Eastern Time on March 17, 2025. The amount of the Special Dividend is US$0.01346 per ordinary share, or US$0.6057 per ADS, in each case, prior to deduction of applicable taxes, fees and expenses. Citibank, N.A., as depositary for the ADSs (the “Depositary”), will charge a cash distribution fee of US$0.05 per ADS held as of the record date. The ADS distribution fee will be borne by the holders of ADSs and will be deducted from the Special Dividend amount.

The ADSs will trade with "due-bills" representing an assignment of the right to receive the Special Dividend up through and inclusive of the expected payment date of March 27, 2025. The ex-dividend date will be March 28, 2025, the first business day following the payment date. Investors who sell their ADSs on or before the payment date will not be entitled to receive the Special Dividend. Due-bills obligate a seller of ADSs to deliver the dividend payable on such ADSs to the buyer. The due-bill obligations are settled customarily between the brokers representing the buyers and sellers of the ADSs. Moatable and the Depositary have no obligation for either the amount of the due-bill or the processing of the due-bill. Buyers and sellers of the ADSs should consult their broker before trading to be sure they understand the effect of the due-bill procedures.

The tax treatment of holding ordinary shares or ADSs to any particular investor will depend on the investor's particular tax circumstances. Moatable investors are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to them, in light of their particular investment or tax circumstances, of the receipt of the Special Dividend.

About Moatable Inc.

Moatable, Inc. (OTC Pink: MTBLY) operates two US-based SaaS businesses including Lofty and Trucker Path. Moatable's American Depositary Shares, each of which currently represents forty-five Class A ordinary shares, trade on OTC Pink open market under the symbol "MTBLY". For more news and information on Moatable, please visit Moatable.com.

Forward-Looking Statements

This announcement contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Statements that are not historical facts, including statements about Moatable's beliefs and expectations, including statements on making investments and operating businesses that generate long-term returns for investors, and expectations for future growth and innovation are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: Moatable's goals and strategies; Moatable's future business development, financial condition and results of operations; Moatable's expectations regarding demand for and market acceptance of its services; Moatable's plans to enhance user experience, infrastructure and service offerings. Further information regarding these and other risks is included in our recent annual and quarterly reports on Form 10-K and Form 10-Q and other documents filed with the SEC. All information provided in this press release is as of the date of this press release, and Moatable does not undertake any obligation to update any forward-looking statement, except as required under applicable law.